SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 27, 2018

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.  Except as required by law, the Registrant does not undertake to update its forward-looking statements.

Item 1.01            Entry into a Material Definitive Agreement

On December 27, 2018, we entered into an Additional Issuance Agreement with the purchasers identified therein (“Purchasers”) pursuant to which we issued two Term Promissory Notes (“Notes”) and Series H Common Stock Purchase Warrants (“Warrants”) to two current investors in exchange for gross proceeds to the Company of $250,000.

The Notes, which are non-interest-bearing, are due on January 22, 2019. The Notes may be prepaid without penalty and may be accelerated in the event of default. The Notes also provide that if the Company consummates any private or public offering of securities or other financing or capital-raising transaction then the proceeds shall be applied to amounts due under the Notes.

The Warrants are for the purchase of up to 10,000,000 shares of our Common Stock in the aggregate (5,000,000 for each Purchaser). The Warrants have an exercise price of $0.025 per share. The Warrants are exercisable once they have been outstanding for six months and have a term equal to three years from the date of issuance. The Warrants contain anti-dilution and price adjustment provisions, which may, under certain circumstances reduce the exercise price to match if we take specified actions which involve share prices for our common stock or common stock equivalents at a price lower than the exercise price of the Warrants, or if the Company effects certain changes to its outstanding capital stock.

The foregoing description of the Additional Issuance Agreement, the Notes, and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each document.  Copies of the forms of these documents are attached as exhibits to this Form 8-K and are incorporated herein by reference.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Notes are described at Item 1.01 above, and that description is incorporated herein by reference.

The description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes.  The form of the Notes is attached hereto as an exhibit and is incorporated herein by reference.

Item 3.02            Unregistered Sales of Equity Securities

The Warrants are described at Item 1.01. They have not been registered under the Securities Act of 1933 (the “Securities Act”) and have been issued under an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and Rule 506 of Regulation D.  The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

Item 9.01            Financial Statements and Exhibits

The following exhibits are filed with this Current Report:

10.1     Form of Note dated December 27, 2018.

10.2     Additional Issuance Agreement dated December 27, 2018.

10.3     Form of Series H Common Stock Purchase Warrant dated December 27, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2018

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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